Exhibit 10.5

TELEPHONE AND DATA SYSTEMS, INC.
2020 LONG-TERM INCENTIVE PLAN
<<YEAR>> RESTRICTED STOCK UNIT AWARD AGREEMENT

Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), hereby grants to the recipient of this award (the “Employee”) as of <<DATE>> (“Grant Date”), a Restricted Stock Unit Award (the “Award”) with respect to the number of shares of Common Stock set forth in the “Portfolio Summary” section of the Employee’s Company on-line account with Solium Capital (the “Award Summary”). The Award is granted pursuant to the provisions of the Telephone and Data Systems, Inc. 2020 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”), and is subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.    Award Subject to Acceptance.
The Award shall become null and void unless the Employee accepts the Award and this Award Agreement electronically by utilizing the Employee’s Company on-line account with Solium Capital, which is accessed at www.solium.com/login.
2.    Restriction Period and Forfeiture.
(a) In General. Except as otherwise provided in this Award Agreement, the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate on the third annual anniversary of the Grant Date (the “Release Date”), provided that the Employee remains continuously employed by the Employers and Affiliates until the Release Date. Within sixty (60) days following the Release Date, the Company shall issue to the Employee in a single payment the shares of Common Stock subject to the Award on the Release Date.
(b) Death. If the Employee terminates employment with the Employers and Affiliates prior to the Release Date by reason of death, then on the date of the Employee’s death the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. Within sixty (60) days following the date of the Employee’s death, the Company shall issue to the Employee’s designated beneficiary in a single payment the shares of Common Stock subject to the Award.
(c) Disability. If the Employee terminates employment with the Employers and Affiliates prior to the Release Date by reason of Disability, then on the date of the Employee’s termination the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. The Company shall issue the shares of Common Stock subject to the Award in a single payment within sixty (60) days following the date of the Employee’s termination of employment; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her termination of employment, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s termination of employment occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death). For purposes of this Award Agreement, “Disability” shall mean a total physical disability which, in the Committee’s judgment, prevents an Employee from performing substantially such Employee’s employment duties and responsibilities for a continuous period of at least six months.
(d) Retirement at or after Attainment of Age 66. If the Employee terminates employment with the Employers and Affiliates on or after January 1, <<YEAR FOLLOWING YEAR OF GRANT>> but prior to the Release Date by reason of retirement at or after attainment of age 66, then on the date of the Employee’s termination of employment the Award shall become nonforfeitable and the Restriction Period with respect to the Award shall terminate. The Company shall issue the shares of Common Stock subject to the Award in a single payment within sixty (60) days following the date of the Employee’s termination of employment; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her termination of employment, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s termination of employment occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death). If the Employee terminates employment with the Employers and Affiliates prior to January 1, <<YEAR FOLLOWING YEAR OF GRANT>> by reason of retirement at or after attainment of age 66, then on the date of the Employee’s termination of employment the Award shall be forfeited and shall be canceled by the Company.
(e) Other Termination of Employment. If the Employee terminates employment with the Employers and Affiliates prior to the Release Date for any reason other than death, Disability or retirement at or after attainment of age 66 (including if the Employee terminates employment prior to the Release Date by reason of the Employee’s negligence or willful misconduct, in each case as determined by the Company in its sole discretion, irrespective of whether such termination occurs on or after the Employee attains age 66), then on the date of the Employee’s termination of employment the Award shall be forfeited and shall be canceled by the Company.

(f) Forfeiture of Award and Award Gain upon Competition, Misappropriation, Solicitation or Disparagement. Notwithstanding any other provision herein, if the Employee engages in (i) Competition (as defined in this Section 2(f) below), (ii) Misappropriation (as defined in this Section 2(f) below), (iii) Solicitation (as defined in this Section 2(f) below), or (iv) Disparagement (as defined in this Section 2(f) below), in each case as determined by the Company in its sole discretion, then (i) on the date of such Competition, Misappropriation, Solicitation or Disparagement, the Award immediately shall be forfeited and shall be cancelled by the Company and (ii) in the event that the Award became nonforfeitable within the twelve months immediately preceding such Competition, Misappropriation, Solicitation or Disparagement, the Employee shall pay the Company, within five business days of receipt by the Employee of a written demand therefore, an amount in cash determined by multiplying the number of shares of Common Stock subject to the Award (without reduction for any shares of Common Stock delivered by the Employee or withheld by the Company pursuant to Section 4.3) by the Fair Market Value of a share of Common Stock on the date that the Award was paid. The Employee acknowledges and agrees that the Award, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of the Employers or an Affiliate. The Employee acknowledges and agrees that this Section 2(f) is therefore fair and reasonable, and not a penalty.
The Employee may be released from the Employee’s obligations under this Section 2(f) only if and to the extent the Committee determines in its sole discretion that such release is in the best interests of the Company.
The Employee agrees that by accepting this Award Agreement the Employee authorizes the Employers and any Affiliate to deduct any amount owed by the Employee pursuant to this Section 2(f) from any amount payable by the Employers or any Affiliate to the Employee, including, without limitation, any amount payable to the Employee as salary, wages, vacation pay or bonus. The Employee further agrees to execute any documents at the time of setoff required by the Employers and any Affiliate in order to effectuate the setoff. This right of setoff shall not be an exclusive remedy (the Employer shall be entitled to any other remedy permitted under applicable law) and an Employer’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Employee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Employee or any other remedy. Should the Employers and/or any Affiliate institute a legal action against the Employee to recover the amounts due, the Employee agrees to reimburse the Employers and/or any Affiliate for their reasonable attorneys’ fees and litigation costs incurred in recovering such amounts from the Employee.
For purposes of this Award Agreement, “Competition” shall mean that the Employee, directly or indirectly, individually or in conjunction with any Person, during the Employee’s employment with the Employers and the Affiliates and for the twelve months after the termination of that employment for any reason, other than on any Employer’s or Affiliate’s behalf (i) has contact with any customer of an Employer or Affiliate or with any prospective customer which has been contacted or solicited by or on behalf of an Employer or Affiliate for the purpose of soliciting or selling to such customer or prospective customer the same or a similar (such that it could substitute for) product or service provided by an Employer or Affiliate during the Employee’s employment with the Employers and the Affiliates; or (ii) becomes employed in the business or engages in the business of providing wireless, telephone, broadband or information technology products or services in any county or county contiguous to a county in which an Employer or Affiliate provided such products or services during the Employee’s employment with the Employers and the Affiliates or had plans to do so within the twelve month period immediately following the Employee’s termination of employment.
For purposes of this Award Agreement, “Misappropriation” shall mean that the Employee (i) uses Confidential Information (as defined below) for the benefit of anyone other than the Employers or an Affiliate, as the case may be, or discloses the Confidential Information to anyone not authorized by the Employers or an Affiliate, as the case may be, to receive such information; (ii) upon termination of employment, makes any summaries of, takes any notes with respect to or memorizes any Confidential Information or takes any Confidential Information or reproductions thereof from the facilities of the Employers or an Affiliate or (iii) upon termination of employment or upon the request of the Employers or an Affiliate, fails to return all Confidential Information then in the Employee’s possession. For the avoidance of doubt, “Misappropriation” does not include disclosure of Confidential Information to a governmental regulatory agency, such as the U.S. Securities and Exchange Commission, provided that the Employee informs the agency that the Employers and/or Affiliates deem the information to be confidential. “Confidential Information” shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs and other material embodying trade secrets or confidential technical, business or financial information of the Employers or an Affiliate.
For purposes of this Award Agreement, “Solicitation” shall mean that the Employee, directly or indirectly, individually or in conjunction with any Person, during the Employee’s employment with the Employers and the Affiliates and for the twelve months after the termination of that employment for any reason, other than on any Employer’s or Affiliate’s behalf, solicits, induces or encourages (or attempts to solicit, induce or encourage) any individual away from any Employer’s or Affiliate’s employ or from the faithful discharge of such individual’s contractual and fiduciary obligations to serve the Employers’ and Affiliates’ interests with undivided loyalty.
For purposes of this Award Agreement, “Disparagement” shall mean that the Employee has made a material statement (whether oral, written or electronic) to any Person other than to an officer of an Employer or an Affiliate that disparages or demeans the Employers, any Affiliate, or any of their respective owners, directors, officers, employees, products or services. For the avoidance of doubt, “Disparagement” does not include making truthful statements to any governmental regulatory agency or to testimony in any legal proceeding.

3.    Change in Control.
(a) In General. Notwithstanding any provision of the Plan or any other provision of this Award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may in its discretion, but shall not be required to, make such adjustments to the Award as it deems appropriate, including, without limitation:
(1) causing the Award to become nonforfeitable in whole or in part, either immediately or upon a subsequent termination of employment; and/or
(2) to the extent permissible under section 409A of the Code, causing the Restriction Period applicable to all or a portion of the Award to lapse, and payment of the Award, or such portion thereof, to occur within sixty (60) days following the occurrence of the Change in Control (the “Change in Control Payment Period”); and/or
(3) substituting for some or all of the shares of Common Stock subject to the Award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control, with an appropriate and equitable adjustment to such Award as determined by the Board (as constituted prior to such Change in Control) in accordance with the methodology set forth in Section 4.5; and/or
(4) to the extent permissible under section 409A of the Code, requiring that the Award, in whole or in part, be surrendered to the Company by the holder, and be immediately cancelled by the Company, and providing for the holder to receive, within the Change in Control Payment Period, (i) a cash payment in an amount equal to the number of shares of Common Stock then subject to the portion of such Award surrendered, to the extent the Restriction Period on the Award has lapsed or will lapse pursuant to this Section 3, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
(b) Definition of Change in Control. For purposes of the Plan and this Award Agreement, a “Change in Control” shall mean:
(1) the acquisition by any Person, including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act, of the then outstanding securities of the Company (the “Outstanding Voting Securities”) (x) having sufficient voting power of all classes of capital stock of the Company to elect at least 50% or more of the members of the Board or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 3(b), or (v) any acquisition by the following Persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the Persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar Persons) provided that all of the current beneficiaries of such trust or similar arrangement are Persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such Persons, collectively, the “Exempted Persons”);
(2) individuals who, as of March 19, 2020, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company after March 19, 2020, whose election or nomination for election by the Company's stockholders was approved by the vote of at least a majority of the directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board;
(3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the Persons who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, (x) sufficient voting power to elect at least a majority of the members of the board of directors of the corporation resulting from the Corporate Transaction and (y) more than 50% of the combined voting power of the outstanding securities which are entitled to vote generally on matters (without regard to the election of directors) of the corporation resulting from such Corporate Transaction (including in each of clauses (x) and (y), without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 50% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.
4.    Additional Terms and Conditions of Award.
4.1.    Nontransferability of Award. Except to a beneficiary upon the Employee’s death (as designated on a beneficiary designation form prescribed by the Company or pursuant to the terms of the Plan, and which may be designated on both a primary and contingent basis), the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
By accepting the Award, the Employee agrees that if all beneficiaries designated on a beneficiary designation form prescribed by the Company predecease the Employee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the Employee’s death, or if the Employee fails to properly designate a beneficiary on a beneficiary designation form prescribed by the Company (including by failure to return such form to the appropriate Company representative during the Employee’s lifetime), then the Employee hereby designates the following Persons in the order set forth herein as the Employee’s beneficiary or beneficiaries: (i) the Employee’s spouse, if living, or if none, (ii) the Employee’s then living descendants, per stirpes, or if none, (iii) the Employee’s estate.
4.2.    Investment Representation. The Employee hereby represents and covenants that (a) any shares of Common Stock acquired upon the lapse of restrictions with respect to the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of acquisition of any shares hereunder or is true and correct as of the date of sale of any such shares, as applicable. As a condition precedent to the issuance or delivery to the Employee of any shares subject to the Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
4.3.    Tax Withholding. (a) The Employee timely shall pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Employee shall fail to timely advance the Required Tax Payments, the Company or any Affiliate may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company or such Affiliate to the Employee.
(b) The Employee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously-owned whole shares of Common Stock, the Fair Market Value of which shall be determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to the Employee pursuant to the Award, the Fair Market Value of which shall be determined as of the Tax Date or (4) any combination of (1), (2) and (3). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the minimum amount of the Required Tax Payments; provided, however, that in the case of withholding of such shares, the number of shares to be withheld to satisfy the Required Tax Payments shall be rounded up to the nearest whole share, and the Company shall reimburse the Employee in cash for any such excess tax withholding as soon as practicable thereafter. The Employee hereby authorizes the Company or any Affiliate to deduct any unpaid amount of Required Tax Payments from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages.
In addition, the Employee hereby authorizes the Company to deduct an amount equal to employment taxes owed prior to the date that the Restriction Period with respect to the Award terminates, if any, from any amount payable by the Company or any Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages. The Employee agrees that the authorizations set forth in this Section 4.3(b) with respect to deducting cash payments from future amounts payable may be reauthorized via electronic means determined by the Company. The Employee may revoke these authorizations by written notice to the Company prior to any such deduction.
4.4.    Award Confers No Rights as a Stockholder. The Employee shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until the restrictions on the Award lapse and the shares are issued and the Employee becomes a stockholder of record with respect to such shares.

4.5.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of shares subject to the Award shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such adjustment described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of the Employee. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
4.6.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares, such shares will not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
4.7.    Delivery of Shares. On the date of payment of the Award, the Company shall deliver or cause to be delivered to the Employee the shares of Common Stock subject to the Award. The holder of the Award shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, unless the Company in its discretion elects to make such payment.
4.8.    Award Confers No Rights to Continued Employment or Service. In no event shall the granting of the Award or the acceptance of this Award Agreement and the Award by the Employee give or be deemed to give the Employee any right to continued employment by or service with any Employer or any subsidiary or affiliate of an Employer.
4.9.    Decisions of Committee. The Committee or its delegate shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee or its delegate regarding the Award, the Plan, this Award Agreement or the Award Summary shall be final, binding and conclusive.
4.10.    Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares subject to the Award from time to time.
4.11.    Award Agreement and Award Summary Subject to the Plan. This Award Agreement and the Award Summary are subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan.
4.12.    Award Subject to Clawback. The Award and any shares of Common Stock delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.    Miscellaneous Provisions.
5.1.    Successors. This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any Person or Persons who shall acquire any rights hereunder in accordance with this Award Agreement or the Plan.
5.2.    Notices. All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mails to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by telecopy with confirmation of receipt or (d) by electronic mail, utilizing notice of undelivered electronic mail features. The notice, request or other communication shall be deemed to be received (a) in case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in case of mailing by certified or registered mail, five days following the date of such mailing, (c) in case of telecopy, on the date of confirmation of receipt and (d) in case of electronic mail, on the date of mailing, but only if a notice of undelivered electronic mail is not received.
5.3.    Governing Law. The Award, this Award Agreement and the Award Summary, and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to principles of conflicts of laws.

5.4    Compliance with Section 409A of the Code. If the Award is subject to section 409A of the Code, then for purposes of determining the timing of settlement of the Award (and for any other purpose required under section 409A of the Code), all references herein to “termination of employment” or similar references shall mean Separation from Service. It is intended that the Award, this Award Agreement, the Award Summary and the Plan be exempt from the requirements of section 409A of the Code to the maximum extent permissible under law. To the extent section 409A of the Code applies to the Award, this Award Agreement, the Award Summary and the Plan, it is intended that the Award, this Award Agreement, the Award Summary and the Plan comply with the requirements of section 409A of the Code to the maximum extent permissible under law. The Award, this Award Agreement, the Award Summary and the Plan shall be administered and interpreted in a manner consistent with this intent. In the event that the Award, this Award Agreement, the Award Summary or the Plan does not comply with section 409A of the Code (to the extent applicable thereto), the Company shall have the authority to amend the terms of the Award, this Award Agreement, the Award Summary or the Plan (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Company without the consent of the Employee) to avoid taxes and other penalties under section 409A of the Code, to the extent possible. Notwithstanding the foregoing, no particular tax result for the Employee with respect to any income recognized by the Employee in connection with the Award, this Award Agreement and the Award Summary is guaranteed, and the Employee solely shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee in connection with the Award, this Award Agreement and the Award Summary.

TELEPHONE AND DATA SYSTEMS, INC.

By:
LeRoy T. Carlson, Jr.
President and CEO

Accept grant electronically in Shareworks by Morgan Stanley account.

IMPORTANT NOTICE-PLEASE READ

You must have a beneficiary designation form on file submitted in hard copy form to:

TDS Madison Compensation Department or TDS Telecom Compensation Department

The form may be printed from your Shareworks by Morgan Stanley account under the “Documents” tab. You also may elect at any time to change a previously-designated beneficiary for your equity awards by completing and submitting a new beneficiary designation form.